CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                          CHARYS HOLDING COMPANY, INC.

     I, Billy V. Ray, Jr., Chief Executive Officer of Charys Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company, the Board on April 28, 2005, adopted the following resolution creating a series of 400,000 preferred shares of the par value of $0.001 per share designated as "Series B Convertible Preferred Stock":

     RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Company, a series of preferred stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, called the "Series B Convertible Preferred Stock," are as follows:

     1.     Dividends.  Notwithstanding  anything  herein  to  the contrary, and
            ---------
except as may otherwise be provided in Paragraph 7 hereof, the holders of outstanding shares of the Series B Convertible Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

     2.     Redemption Rights.  Notwithstanding anything herein to the contrary,
            -----------------
the Company shall not be entitled to redeem the whole or any part of the outstanding Series B Convertible Preferred Stock.

     3.     Liquidation Rights.  Upon the dissolution, liquidation or winding up
            ------------------
of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on shares of the common stock of the Company, par value $0.001 per share (the "Common Stock"), or any other class of capital stock of the Company ranking junior to the Series B Convertible Preferred Stock.

          (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3.

          (b) After the payment to the holders of shares of the Series B Convertible Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (c) In the event the assets of the Company available for distribution to the holders of the Series B Convertible Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series B Convertible Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series B Convertible Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     4.     Conversion  of  Series  B Convertible Preferred Stock.  At any time,
            -----------------------------------------------------
the holder of shares of the Series B Convertible Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series B Convertible Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of the Series B Convertible Preferred Stock are issued to such holder (the "Issue Date") and shall continue thereafter for a period of 10 years, such period ending on the tenth anniversary of the Issue Date. In the event that the holder of the Series B Convertible Preferred Stock elects to convert such shares into Common Stock, the holder shall deliver to the Company a Conversion Notice in the form of Attachment A and shall have 60 days from the date of such notice in which to tender the shares of Series B Convertible Preferred Stock being converted to the Company. Any such conversion shall be upon the other following terms and conditions:

          (a)     Conversion  Rate.  Subject  to  adjustment as provided herein,
                  ----------------
each share of the Series B Convertible Preferred Stock shall be convertible into one fully paid and nonassessable share of the Common Stock (the "Conversion Rate").

          (b)     Adjustment  of  Conversion Rate for Dilution and Other Events.
                  -------------------------------------------------------------
In order to prevent dilution of the rights granted to the holders of shares of the Series B Convertible Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

               (i)     Adjustment  of  Conversion  Rate  upon  Subdivision  or
                       -------------------------------------------------------
Combination  of the Common Stock.  If the Company at any time subdivides (by any
--------------------------------
stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) the issued and outstanding or authorized Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately decreased.

               (ii)     Reorganization, Reclassification, Consolidation, Merger,
                        --------------------------------------------------------
or  Sale.  Any dividend or distribution payable or to be made in Common Stock or
--------
other shares of stock of the Company or any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, to ensure that each of the holders of shares of the Series B Convertible Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Series B Convertible Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph and paragraph 4(c) below will thereafter be applicable to the Series B Convertible Preferred Stock. The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, the obligation to deliver to each holder of shares of the Series B Convertible Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

               (iii)     Notices.  Immediately  upon  any  adjustment  of  the
                         -------
Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series B Convertible Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to each holder of shares of the Series B Convertible Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock. The Company will also give written notice to each holder of shares of the Series B Convertible Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

          (c)     Purchase Rights.  If at any time the Company grants, issues or
                  ---------------
sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then each holder of shares of the Series B Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the holder's shares of the Series B Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (d)     Mechanics  of  Conversion.  To  convert shares of the Series B
                  -------------------------
Convertible Preferred Stock into full shares of the Common Stock on any date (the "Conversion Date"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Eastern Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the "Conversion Notice"), and (ii)
                            -------------
surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "Preferred Stock Certificate") representing the shares of the Series B Convertible Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

          (e)     Record  Holder.  The  person  or  persons  entitled to receive
                  --------------
shares of the Common Stock issuable upon conversion of shares of the Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

          (f)     Fractional Shares.  The Company shall not be required to issue
                  -----------------
any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series B Convertible Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

          (g)     Reissuance  of  Certificates.  In the event of a conversion of
                  ----------------------------
less than all of the shares of the Series B Convertible Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series B Convertible Preferred Stock a new Series B Convertible Preferred Stock Certificate representing the remaining shares of the Series B Convertible Preferred Stock which were not corrected.

     5.     Reservation  of  Shares.  The  Company  shall, so long as any of the
            -----------------------
shares of the Series B Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding shares of the Series B Convertible Preferred Stock.

     6.     Seniority.  The  shares  of the Series B Convertible Preferred Stock
            ---------
shall rank superior to the shares of the Company's Common Stock, and to the shares of all other series of the Company's preferred stock. The rights of the shares of the Common Stock and all other series of the Company's preferred stock shall be subject to the preferences and relative rights of the shares of the Series B Convertible Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series B Convertible Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series B Convertible Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

     7.     Restriction on Dividends.  If any shares of the Series B Convertible
            ------------------------
Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series B Convertible Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock or any other series of the Company's preferred stock. Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock or any other series of the Company's preferred stock so long as the Company simultaneously pays each holder of shares of the Series B Convertible Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series B Convertible Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

     8.     Vote  to  Change  the  Terms  of  the Series B Convertible Preferred
            --------------------------------------------------------------------
Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series B Convertible Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Convertible Preferred Stock.

     9.     Lost  or  Stolen  Certificates.  Upon  receipt  by  the  Company  of
            ------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series B Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Series B Convertible Preferred Stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series B Convertible Preferred Stock certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series B Convertible Preferred Stock into the Common Stock.

     10.     Voting.  The  holders  of  the Series B Convertible Preferred Stock
             ------
shall have no voting rights on any matter submitted to the stockholders of the Company for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

     The Resolution was duly adopted by all of the directors of the Company as required by Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Preferences and Rights on behalf of the Company this 29th day of April, 2005.

                                    CHARYS HOLDING COMPANY, INC.



                                    By
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer

THE STATE OF TEXAS   *
                     *
COUNTY OF BEXAR      *

     On this 29th day of April, 2005, before me, the undersigned authority, personally appeared Billy V. Ray, Jr., the Chief Executive Officer of Charys Holding Company, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said corporation, and who also upon oath swore that the statements therein contained are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------------
                                            Notary Public for the State of Texas
                                            Printed Name:
                                                         -----------------------
                                            My Commission Expires:
                                                                  --------------

                                  ATTACHMENT A
                          CHARYS HOLDING COMPANY, INC.
                                CONVERSION NOTICE

     In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series B Convertible Preferred Stock of Charys Holding Company, Inc., the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.001 per share, of Charys Holding Company, Inc. (the "Company") indicated below into shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series B Convertible Preferred Stock hereinafter described as of the date specified below.

     The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series B Convertible Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act of 1933, as amended, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series B Convertible Preferred Stock:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date  of  Conversion:
                     ---------------------------

Number of shares of the Series B Convertible Preferred Stock to be converted:

--------------------------------

Stock certificate no(s). of the shares of the Series B Convertible Preferred Stock to be converted:

--------------------------------

Conversion  Rate:
                 --------------------------------

Number of shares of the Common Stock to be issued:

-------------------------------------------------

Name in which shares of the Common Stock are to be issued:

--------------------------------

--------------------------------
Signature

--------------------------------
Printed  Name  and  Address

--------------------------------